Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-239797 on Form F-3, No. 333-230205 on Form F-3 and No. 333-187020 on Form S-8, of our reports dated March 5, 2021, relating to the consolidated financial statements of GasLog Ltd. as of December 31, 2020 and for the two years in the period then ended, appearing in this Annual Report on Form 20-F of GasLog Ltd. for the year ended December 31, 2021.

/s/ Deloitte LLP

London, United Kingdom

March 9, 2022